                                  EXHIBIT 23(f)

                     [Letterhead of CIBC Oppenheimer Corp.]

                        CONSENT OF CIBC OPPENHEIMER CORP.

        CIBC Oppenheimer Corp. hereby consents to the use of its name in the registration statement on Form S-3 (the "Registration Statement") filed by Fountain Oil Incorporated ("Fountain") in connection with the proposed transaction between Fountain and CanArgo Energy Inc., as described in Part I of the Registration Statement.


                                            /s/  CIBC Oppenheimer Corp.

                                            CIBC Oppenheimer Corp.
May 5, 1998